Exhibit 99.B(n)

SEI DAILY INCOME TRUST

AMENDED AND RESTATED

RULE 18F-3

MULTIPLE CLASS PLAN (THE “PLAN”)

DATED August 7, 2014

(ORIGINALLY ADOPTED DECEMBER 29, 1995)

Introduction

SEI Daily Income Trust (the “Trust”), a registered investment company that consists of separately managed Funds listed on Schedule A hereto (each a “Fund” and, collectively, the “Funds”), have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) in offering multiple classes of units of beneficial interest (“Shares”) in each Fund.  The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.                                    Attributes of Share Classes

The rights of each existing class of the Funds shall be as set forth in the respective Certificate of Class Designation for the class (each a “Certificate”), attached hereto as an Exhibit.

With respect to any class of Shares of a Fund created after the date hereof, each Share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class may have different investment eligibility criteria as set forth in each Certificate; (iii) each class will separately bear any distribution expenses (“distribution fees”) in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”), and will separately bear any non-Rule 12b-1 Plan service payments (“service fees”) that are made under any servicing agreement entered into with respect to that class; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.                                    Expense Allocations

With respect to each Fund, expenses of each existing class and of each class created after the date hereof shall be allocated as follows:  (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of Shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.                                    Amendment of Plan; Periodic Review

This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of Shares approved by the Board of Trustees after the date hereof.

The Board of the Trust, including a majority of the Trustees, who are not “interested persons” of the Trust as defined in the 1940 Act, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan.

EXHIBIT A

CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class A Shares are sold without a sales charge, but are authorized, subject to a Class A shareholder services plan (the “Shareholder Service Plan”), to pay service providers a fee in connection with the ongoing servicing of the shareholder accounts owning such A Shares at an annual rate of up to 0.25% of the value of the average daily net assets attributable to Class A Shares.

2.                                      Eligibility of Purchasers

Investments in Class A shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.                                      Exchange Privileges

Class A Shares of each Fund may be exchanged for Class A Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Trust’s Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.                                      Voting Rights

Each Class A shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held.  Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a distribution plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class A shares of a Fund may be converted into another Class of the Fund as set forth herein.  Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class A Shares, the Fund may, in its discretion, elect to convert such shareholder’s Class A Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement.  If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class A Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT B

CERTIFICATE OF CLASS DESIGNATION

Class B Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class B shares are sold without a sales charge, but are authorized: (1) subject to a Class B shareholder services plan (the “Shareholder Service Plan”) to pay service providers a fee in connection with the ongoing servicing of shareholder accounts owning such Shares at an annual rate of up to 0.25% of the value of the average daily net assets attributable to Class B Shares; and (2) subject to a Class B administrative services plan (the “Administrative Service Plan”) to pay service providers a fee in connection with ongoing administrative services for shareholder accounts owning such Shares at an annual rate of up to 0.05% of the average daily net assets attributable to Class B Shares.

2.                                      Eligibility of Purchasers

Investments in Class B Shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.                                      Exchange Privileges

Class B Shares of each Fund may be exchanged for Class B Shares of each other Fund of the Trust  in accordance with the procedures disclosed in the Trust’s Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.                                      Voting Rights

Each Class B shareholder will have one vote for each full Class B Share held and a fractional vote for each fractional Class B Share held.  Class B shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class B (such as a distribution plan or service agreement relating to Class B), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class B shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class B shares of a Fund may be converted into another Class of the Fund as set forth herein.  Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class B Shares, the Fund may, in its discretion, elect to convert such shareholder’s Class B Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement.  If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class B Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT C

CERTIFICATE OF CLASS DESIGNATION

Class C Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class C shares are sold without a sales charge, but are authorized: (1) subject to a Class C shareholder services plan (the “Shareholder Service Plan”) to pay service providers a fee in connection with the ongoing servicing of shareholder accounts owning such Shares at an annual rate of up to 0.25% of the value of the average daily net assets attributable to Class C Shares; and (2) subject to a Class C administrative services plan (the “Administrative Service Plan”) to pay service providers a fee in connection with ongoing administrative services for shareholder accounts owning such Shares at an annual rate of up to 0.25% of the average daily net assets attributable to Class C Shares.

2.                                      Eligibility of Purchasers

Investments in Class C shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.                                      Exchange Privileges

Class C Shares of each Fund may be exchanged for Class C Shares of each other Fund of the Trust  in accordance with the procedures disclosed in the Trust’s Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.                                      Voting Rights

Each Class C shareholder will have one vote for each full Class C Share held and a fractional vote for each fractional Class C Share held.  Class C shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class C (such as a distribution Plan or service agreement relating to Class C), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class C shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class C shares of a Fund may be converted into another Class of the Fund as set forth herein.  Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class C Shares, the Fund may, in its discretion, elect to convert such shareholder’s Class C Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement.  If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class C Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT D

CERTIFICATE OF CLASS DESIGNATION

Prime Obligation Fund

Class H Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class H Shares are sold without a  sales charge, but are authorized: (1) subject to a Class H shareholder services plan (the “Shareholder Service Plan) to pay service providers a fee in connection with the ongoing servicing of shareholder accounts owning such Shares at an annual rate of up to 0.25% of the value of the average daily net assets attributable to Class H Shares; and (2)  subject to a Class H administrative services plan (the “Administrative Service Plan”) to pay service providers a fee in connection with ongoing administrative services for shareholder accounts owning such Shares at an annual rate of up to 0.18% of the average daily net assets attributable to Class H Shares.

2.                                      Eligibility of Purchasers

Investments in Class H shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.                                      Exchange Privileges

Class H Shares of each Fund may be exchanged for Class H Shares of each other Fund of the Trust that creates Class H shares in accordance with the procedures disclosed in the Trust’s Prospectus and subject to and applicable limitations resulting from the closing of Funds to new Investors.

4.                                      Voting Rights

Each Class H shareholder will have one vote for each full Class H Share held and a fractional vote for each fractional Class H Share held.  Class H shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class H (such as a distribution plan or service agreement relating to Class H), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class H shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class H shares of a Fund may be converted into another Class of the Fund as set forth herein.  Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class H Shares, the Fund may, in its discretion, elect to convert such shareholder’s Class H Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement.  If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class H Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT E

CERTIFICATE OF CLASS DESIGNATION

Money Market Fund

Prime Obligation Fund

Government Fund

Government II Fund

Treasury Fund

Treasury II Fund

SWEEP CLASS SHARES

1.                                      Class-Specific Distribution Arrangements; Other Expenses.

Sweep Class Shares are sold without a sales charge, but are authorized: (1) subject to a Sweep Class Shares Rule 12b-1 distribution plan (the “Rule 12b-1 Plan”), to pay service providers a fee in connection with the provision of ongoing distribution assistance to the Sweep Class Shares and/or provision of ongoing shareholder servicing of the shareholder accounts owing such Sweep Class Shares at an annual rate of up to 0.50% of the value of the average daily net assets attributable to Sweep Class Shares, and (2) subject to a Sweep Class Shares shareholder services plan (the “Shareholder Service Plan”) to pay service providers a fee in connection with the ongoing servicing of shareholder accounts owning such Sweep Class Shares at an annual rate of up to 0.25% of the value of the average daily net assets attributable to Sweep Class Shares.

Sweep Class shares are subject to a shareholder servicing fee of up to .25%, payable to the Distributor under the Sweep Class Shareholder Service Plan.  Under this Plan, the Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) arranging for bank wires; (iii) responding to client inquiries relating to the services performed by the Distributor or any service provider; (iv) responding to inquiries from clients concerning their investments in shares; and (v) assisting clients in changing dividend options, account designations, and addresses.

2.                                      Eligibility of Purchasers

Investments in Sweep Class shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.                                      Exchange Privileges

Sweep Class Shares of the Fund may be exchanged for Sweep Class Shares of any other Fund of the Trust that creates Sweep Class shares in accordance with the procedures disclosed in the Trust’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to investors.

4.                                      Voting Rights

Each Sweep Class shareholder will have one vote for each full Sweep Class Share held and a fractional vote for each fractional Sweep Class Share held.  Sweep Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Sweep Class (such as a distribution plan or service agreement relating to Sweep Class), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Sweep Class shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Sweep Class shares of a Fund may be converted into another Class of the Fund as set forth herein.  Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Sweep Class Shares, the Fund may, in its discretion, elect to convert such shareholder’s Sweep Class Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement.  If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Sweep Class Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT F

CERTIFICATE OF CLASS DESIGNATION

Class Y Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

(a)                                 Class Y Shares are sold without a sales charge.

(b)                                 Class Y Shares are not subject to a shareholder servicing or distribution fee.

2.                                      Eligibility of Purchasers

Investments in Class Y Shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.                                      Exchange Privileges

Class Y Shares of each Fund may be exchanged for Class Y Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Trust’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.                                      Voting Rights

Each Class Y shareholder will have one vote for each full Class Y Share held and a fractional vote for each fractional Class Y Share held. Class Y shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class Y (such as a distribution plan or service agreement relating to Class Y), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class Y shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class Y shares of a Fund may be converted into another Class of the Fund as set forth herein.  Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class Y Shares, the Fund may, in its discretion, elect to convert such shareholder’s Class Y Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement.  If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class Y Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

SCHEDULE A

TO THE

SEI DAILY INCOME TRUST

AMENDED AND RESTATED

RULE 18f-3

MULTIPLE CLASS PLAN (THE “PLAN”)

DATED August 7, 2014

Money Market Fund

Prime Obligation Fund

Government Fund

Government II Fund

Treasury Fund (Closed to new investors)

Treasury II Fund (Closed to new investors)

Ultra Short Duration Bond Fund

Short-Duration Government Fund

Intermediate-Duration Government Fund

GNMA Fund